Draft of November 4, 1994                        Exhibit (4)(i)38

_________________________________________________________________





                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                                      and


                            _______________________


                                 As Depositary


                                      and


                                   HOLDERS OF
                              DEPOSITARY RECEIPTS




                               _________________


                               DEPOSIT AGREEMENT

                               _________________


                          Dated as of ________, 199__





_________________________________________________________________

                               TABLE OF CONTENTS
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PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1


                                                ARTICLE I

                                               Definitions

SECTION 1.01     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

SECTION 1.02     "corporate trust office" . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

SECTION 1.03     "Deposit Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

SECTION 1.04     "Depositary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

SECTION 1.05     "Depositary's Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 1.06     "Depositary Preferred Shares"  . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 1.07     "Receipt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 1.08     "record holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 1.09     "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 1.10     "Restated Certificate of Incorporation"  . . . . . . . . . . . . . . . . . . .     3

SECTION 1.11     "Securities Act of 1933" . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

SECTION 1.12     "Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

SECTION 1.13     "Transfer Books" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4


                                                ARTICLE II

                             Form of Receipts, Deposit of Stock, Execution and
                         Delivery, Transfer, Surrender and Redemption of Receipts

SECTION 2.01     Form and Transferability of Receipts . . . . . . . . . . . . . . . . . . . . .    4

SECTION 2.02     Deposit of Stock Execution and Delivery of
                      Receipts in Respect Thereof   . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 2.03     Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 2.04     Transfer of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
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SECTION 2.05     Combinations and Split-Ups of Receipts . . . . . . . . . . . . . . . . . . .    10

SECTION 2.06     Surrender of Receipts and Withdrawal of Stock  . . . . . . . . . . . . . . .    11

SECTION 2.07     Limitations on Execution and Delivery, Transfer,
                      Surrender and Exchange of Receipts  . . . . . . . . . . . . . . . . . .    12

SECTION 2.08     Lost Receipts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

SECTION 2.09     Cancellation and Destruction of Surrendered
                      Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13


                                              ARTICLE III

                                Certain Obligations of Holders of Receipts

SECTION 3.01     Filing Proofs, Certificates and Other Information  . . . . . . . . . . . . .    14

SECTION 3.02     Payment of Taxes or Other Governmental Charges . . . . . . . . . . . . . . .    14

SECTION 3.03     Warranties as to Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    15


                                               ARTICLE IV

                                    The Deposited Securities; Notices

SECTION 4.01     Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

SECTION 4.02     Distributions Other Than Cash  . . . . . . . . . . . . . . . . . . . . . . .    16

SECTION 4.03     Subscription Rights, Preferences or Privileges . . . . . . . . . . . . . . .    17

SECTION 4.04     Notice of Dividends, Fixing of Record Date
                      for Receipt Holders   . . . . . . . . . . . . . . . . . . . . . . . . .    19

SECTION 4.05     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

SECTION 4.06     Changes Affecting Deposited Securities and Reclassifications,
                 Recapitalizations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .    20

SECTION 4.07     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
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                                             (ii)
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                                                  ARTICLE V

                                       The Depositary and the Company

SECTION 5.01     Maintenance of Offices, Agencies, Transfer
                      Books by the Depositary; Registrar  . . . . . . . . . . . . . . . . . .    21

SECTION 5.02     Prevention or Delay in Performance by the
                      Depositary, the Depositary's Agents or the
                      Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

SECTION 5.03     Obligations of the Depositary, the Depositary's
                      Agent and the Company   . . . . . . . . . . . . . . . . . . . . . . . .    23

SECTION 5.04     Resignation and Removal of the Depositary:
                      Appointment of Successor Depositary   . . . . . . . . . . . . . . . . .    24

SECTION 5.05     Corporate Notices and Reports  . . . . . . . . . . . . . . . . . . . . . . .    26

SECTION 5.06     Deposit of Stock by the Company  . . . . . . . . . . . . . . . . . . . . . .    26

SECTION 5.07     Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . .    26

SECTION 5.08     Charges and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27


                                                  ARTICLE VI

                                         Amendment and Termination

SECTION 6.01     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

SECTION 6.02     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29


                                                  ARTICLE VII

                                                 Miscellaneous

SECTION 7.01     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

SECTION 7.02     Exclusive Benefit of Parties . . . . . . . . . . . . . . . . . . . . . . . .    31

SECTION 7.03     Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .    31

SECTION 7.04     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

SECTION 7.05     Depositary's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

SECTION 7.06     Holders of Receipts are Parties  . . . . . . . . . . . . . . . . . . . . . .    33
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                                      (iii)



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SECTION 7.07     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

SECTION 7.08     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

Testimonium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

Exhibit A
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                                       (iv)

                               DEPOSIT AGREEMENT

                 DEPOSIT AGREEMENT dated as of ______, 199__, among CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly incorporated and existing under the laws of the State of New York, _____________________________, a _____
company organized and existing under the laws of the State of ________, and all holders from time to time of Depositary Receipts issued hereunder.


                             W I T N E S S E T H :

                 WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Stock with the Depositary for the purposes set forth in this Deposit Agreement and for the issuances hereunder of Depositary Receipts representing Depositary Preferred Shares in respect of the Stock so deposited; and

                 WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                 NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                                  Definitions

                 The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit
Agreement:

                 SECTION 1.01 The term "Company" shall mean Central Hudson Gas & Electric Corporation, a corporation duly incorporated and existing under the laws of the State of New York and having its principal office at 284 South Avenue, Poughkeepsie, New York 12601-4879, and its successors.

                 SECTION 1.02 The term "corporate trust office", when used with respect to the Depositary, shall mean the office of the Depositary, which at the date of this Deposit Agreement is ____________, _______________________
[Note: If the Depositary chooses, for purposes of this Agreement, to use an office other than its corporate trust office or does not have a corporate trust office, there shall be set forth at this place the office and location thereof chosen by the Depositary for purposes of this Agreement and the definition of "corporate trust office" and the term "corporate trust office" wherever it appears in this Agreement and Exhibit A hereto shall be revised accordingly.]

                 SECTION 1.03 The term "Deposit Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time.

                 SECTION 1.04  The term "Depositary" shall mean
___________________, a _____ company organized and existing under the





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

laws of the State of ________, and any successor as depositary hereunder.

                 SECTION 1.05 The term "Depositary's Agent" shall mean the Company, or any bank or trust company which the Depositary shall appoint pursuant to Section 7.05 to perform any or all of the Depositary's duties specified herein, and any additional or successor Depositary's Agent appointed pursuant to Section 7.05.

                 SECTION 1.06 The term "Depositary Preferred Shares" shall mean the rights represented by the Depositary Receipts issued hereunder and the interests in the Stock represented thereby. Each Depositary Preferred Share shall represent one-quarter (1/4) of a share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and held at the time under this Deposit Agreement.

                 SECTION 1.07 The term "Depositary Receipt" or "Receipt" shall mean one or more of the certificates issued hereunder evidencing ownership of Depositary Preferred Shares.

                 SECTION 1.08 The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the Transfer Books maintained for such purpose.

                 SECTION 1.09 The term "Registrar" shall mean any bank or trust company which shall be appointed to register Receipts as provided in
Section 5.01.

                 SECTION 1.10 The term "Restated Certificate of Incorporation" shall mean the Company's Restated Certificate of Incorporation, as amended from time to time.

                 SECTION 1.11 The term "Securities Act of 1933" shall mean the Act of May 27, 1933 (15 U.S.C. Sections 77a- 77aa), as from time to time amended.

                 SECTION 1.12 The term "Stock" shall mean shares of the Company's __________ Cumulative Preferred Stock[, Series __,] par value $100 per share, having such terms as set forth in the Restated Certificate of Incorporation.

                 SECTION 1.13 The term "Transfer Books" shall mean the books of the Depositary maintained by the Depositary for the purpose of recording ownership of Receipts.


                                   ARTICLE II

          Form of Receipts, Deposit of Stock, Execution and Delivery,
                 Transfer, Surrender and Redemption of Receipts

                 SECTION 2.01 Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed on steel engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the manual or facsimile signature of a duly authorized officer of the Depositary, provided such Receipts executed by facsimile signature of a duly authorized officer of the Depositary shall be countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed by the Depositary by the signature of a duly authorized officer and, if executed by a facsimile signature, countersigned by the manual signature of a duly authorized officer of the Registrar. Receipts executed as provided in this Section may be issued notwithstanding that any authorized officer of the Depositary signing such Receipts shall have ceased to hold office at the time of issuance of such receipts. The Depositary shall record or cause to be recorded on the Transfer Books each Receipt so signed and delivered as hereinafter provided.

                 Except as the Depositary and the Company may otherwise determine, Receipts shall be in denominations of any number of Depositary Preferred Shares.

                 The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Receipts or the Depositary Preferred Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

                 Title to a Receipt (and to the Depositary Preferred Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the Transfer Books as provided in
Section 2.04, the Depositary, each Depositary's Agent, and the Company, notwithstanding any notice to the contrary, may treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                 SECTION 2.02 Deposit of Stocks; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Preferred Shares representing such deposited Stock.

                 If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, and to which the Depositary shall be entitled, or in





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

lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                 Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.02 and upon exercise of the rights to subscribe referred to in Section 4.03.

                 Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the Registrar and Transfer Agent for transfer and registration in the name of the Depositary or its nominee of the Stock being deposited.

                 Deposited Stock shall be held by the Depositary, at the corporate trust office of the Depositary, or at such other place or places as the Depositary shall determine.

                 Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, the Depositary, subject to the terms and conditions in this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order referred to in the first paragraph of this Section delivered to the Depositary, a Receipt or Receipts representing the number of Depositary Preferred Shares requested by such person and registered in such name or names as requested by such person or persons. The Depositary shall execute and deliver such Receipts at its corporate trust office and at such other offices as it may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, as provided in Section 5.08, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

                 SECTION 2.03 Redemption. Whenever the Company shall be obligated, or shall be permitted and shall elect, under the Restated Certificate of Incorporation, to redeem shares of Stock, it shall give the Depositary not less than 45 but not more than 90 days notice of the date of such proposed redemption, the number of shares of Stock held by the Depositary to be redeemed and the applicable redemption price, including the amount, if any, equal to accumulated and unpaid dividends to the date of such redemption. Upon receipt of such notice from the Company, the Depositary shall take all action necessary for the simultaneous redemption of the number of Depositary Preferred Shares representing the Stock to be redeemed, and shall mail or cause to be mailed notice of redemption of the Stock and the simultaneous redemption of the Depositary Preferred Shares, first class postage prepaid, not less than 30 but not more than 50 days prior to the date fixed for redemption ("redemption date"), to the record holders of Receipts representing the number of Depositary Preferred Shares to be redeemed, at the addresses of such holders as the same appear on the Transfer Books; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state the redemption date, the number of Depositary Preferred Shares to be redeemed, and, if less than all the Depositary Preferred Shares represented by Receipts held by such holder are to be redeemed, the number of such Depositary Preferred Shares to be redeemed from him, the applicable redemption price, the place or places where such Receipts are to be surrendered for payment of the redemption price and that dividends in respect to the Depositary Preferred Shares to be redeemed will cease on such redemption date. In case fewer than all the outstanding Depositary Preferred Shares are to be redeemed, the Depositary Preferred Shares to be redeemed shall be selected by the Depositary by lot or substantial equivalent.

                 Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the Depositary Preferred Shares so called for redemption shall cease to accrue, said Depositary Preferred Shares shall be deemed no longer to be outstanding, all rights of the holders of Receipts with respect to such Depositary Preferred Shares (except the right to receive the redemption price) shall terminate, and, upon surrender in accordance with said notice of the Receipts representing any such Depositary Preferred Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Preferred Shares shall be redeemed by the Depositary at the redemption price therefor set forth in said notice.

                 The direct purchase by the Company of Depositary Preferred Shares from the holders thereof shall not be subject to the procedures set forth herein for a redemption. The Company may credit any Depositary Preferred Shares purchased directly from the holders thereof against any mandatory redemption requirement.

                 SECTION 2.04 Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall transfer or cause to be transferred on the Transfer Books from time to time, Receipts upon any surrender thereof by the record holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto representing the same aggregate number of Depositary Preferred Shares as those represented by the Receipt or Receipts surrendered.

                 SECTION 2.05 Combinations and Split-Ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary's corporate trust office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in authorized denominations, for the number of Depositary Preferred Shares requested, representing the same aggregate number of Depositary Preferred Shares represented by the Receipt or Receipts surrendered.

                 SECTION 2.06 Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's corporate trust office or at such other offices as it may designate for the purpose of withdrawal of the Stock represented thereby, and subject to the terms and conditions of this Deposit Agreement (including the requirement to make payment of the fees and charges of the Depositary described in Section 5.08), the record holder of such Receipt shall be entitled to delivery, to him or upon his order, of such number of whole shares of the Stock by the Depositary as such holder may designate and any other property at the time represented by such Receipt. The Depositary shall deliver to such holder one or more Receipts for
(a) the number of Depositary Preferred Shares representing the number of whole shares of Stock, if any, which such holder does not wish to withdraw and (b) the number of Depositary Preferred Shares representing less than one whole share of Stock. Delivery of such Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

                 A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and the record holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Stock being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall deliver at its corporate trust office, subject to the terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Stock and other property represented by such Receipt.

                 At the request, risk and expense of any holder so surrendering a Receipt, and for the account of such holder, the Depositary shall forward the certificate or certificates and other proper documents of title for the amount of Stock and any other property represented by such Receipt for delivery at such place as may be designated by the holder.

                 SECTION 2.07 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, or any person or entity appointed pursuant to Section 7.05, may require payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

                 The deposit of Stock may be refused, or the delivery of Receipts against Stock may be suspended or the transfer of Receipts may be refused, or the transfer, surrender or exchange of outstanding Receipts may be suspended during any period when the register of stockholders of the Company is closed, or if any such action is





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

deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Stock which is required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such Stock.

                 SECTION 2.08 Lost Receipts, etc. In case any Receipt shall be mutilated or shall be destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the holder thereof, (i) filing with the Depositary evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt and the authenticity thereof and of his ownership thereof, (ii) furnishing the Depositary with reasonable indemnification satisfactory to it and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with the execution and delivery of the substitute Receipt.

                 SECTION 2.09 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to deliver to the Company, or at the direction of the Company destroy, Receipts so canceled.

                                  ARTICLE III

                   Certain Obligations of Holders of Receipts

                 SECTION 3.01 Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary may reasonably deem necessary or proper. The Depositary and any Depositary's Agent may withhold the delivery, transfer or exchange of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                 SECTION 3.02 Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt or with respect to the Stock represented by any Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Transfer of such Receipt or any withdrawal of Stock represented by such Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Stock represented by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Depositary Preferred Shares and Receipts, and the Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely
(i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal and other applicable taxing authorities.

                 SECTION 3.03 Representations and Warranties as to Stock. Every person depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that each certificate for such Stock is valid and that the person making such deposit is duly authorized so to do. The Company represents and warrants that the Stock, when issued, will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Stock and the issuance of the Receipts.


                                   ARTICLE IV

                       The Deposited Securities; Notices

                 SECTION 4.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall (subject to Section 3.02) distribute or cause to be distributed to record holders of Receipts on the record date fixed pursuant to
Section 4.04 the amount of such dividend or distribution attributable to the number of Depositary Preferred Shares held by them; provided, however that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed on the Receipts issued in respect of such Stock shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any record holder of a Receipt a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                 SECTION 4.02 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall (subject to Section 3.02) distribute or cause to be distributed such amount of the securities or property received by it to be distributed to the record holders of Receipts on the record date fixed pursuant to Section 4.04 attributable to the number of Depositary Preferred Shares held by them, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary, such distribution cannot be made proportionately among the record holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

                 SECTION 4.03 Subscription Rights, Preferences or Privileges. Whenever the Company shall offer or cause to be offered to the holders of the Stock in whose names such securities are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders of Receipts entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any such rights, preferences or privileges certain holders of Receipts elect not to exercise such rights, preferences or privileges and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary, if so instructed by the Company, shall, if applicable laws permit, transfer or sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of

Receipts entitled thereto as in the case of a distribution received in cash.

                 If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such securities and use its best efforts and take all steps available to it to cause such registration statement to become effective within a reasonable period of time before such rights, preferences or privileges shall expire. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt from registration under the provisions of the Securities Act of 1933.

                 If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that it will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights, preferences or privileges to enable holders of Receipts to exercise such rights, preferences or privileges.

                 SECTION 4.04 Notice of Dividends; Fixing of Record Date for Receipt Holders. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the record date fixed by the Company with respect to the Stock shall be the record date for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting.

                 SECTION 4.05 Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or cause to be mailed to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Restated Certificate of Incorporation, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Preferred Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a record holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by such Receipt in accordance with the instructions set forth in such request.
The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the record holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock underlying such Receipt.

                 Nothing set forth in this Deposit Agreement shall be construed to give the holders of Receipts any greater or more extensive voting rights than would accrue to them as holders of the underlying Stock.

                 SECTION 4.06 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary shall, on instructions from the Company, treat any securities or other property (including cash) which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received in exchange or conversion. In any such case the Depositary with the approval of the Company may in its discretion execute and deliver additional Receipts, or may call for the surrender of all outstanding

Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                 SECTION 4.07 Reports. The Depositary shall make available for inspection by record holders of Receipts at its corporate trust office, and as such other places as it may from time to time deem advisable, any reports and communications received from the Company which are (a) received by the Depositary as the holder of the Stock and (b) made generally available to the holders of the Stock by the Company.


                                   ARTICLE V

                         The Depositary and the Company

                 SECTION 5.01 Maintenance of Offices, Agencies, Transfer Books by the Depositary; Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at its offices facilities for the execution and delivery, transfer, surrender and exchange of Receipts, or may cause to be maintained at the offices of any Depositary's Agent, facilities for the delivery, transfer, surrender and/or exchange, split-up, combination or conversion of Receipts and deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

                 The Depositary shall keep at its corporate trust office the Transfer Books, which at all reasonable times shall be open for inspection by the record holders of Receipts, as provided by law. The Depositary shall consult with the Company upon receipt of any request for inspection and the Company shall be entitled to prevent the inspection of such books to the extent the holder requesting inspection is not entitled to inspection under applicable law. The Depositary may close the Transfer Books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                 If the Receipts or the Depositary Preferred Shares represented thereby shall be listed on the New York Stock Exchange or any other national exchange, the Company may appoint a Registrar for registry of such Receipts in accordance with any requirements of such Exchange. Such Registrar which may be the Depositary if so permitted by the requirements of such Exchange may be removed and a substitute Registrar appointed with the approval of the Company by the Depositary. If the Receipts are listed on other stock exchanges, the Depositary or the Depositary's Agent will arrange for such facilities for the delivery, transfer, surrender and exchange of Receipts as the Company shall advise it may be required by law or applicable stock exchange regulation.

                 SECTION 5.02 Prevention or Delay in Performance by the Depositary, the Depositary's Agents or the Company. The Depositary, any Depositary's Agents and the Company shall not incur any liability to any holder of any Receipt, if by reason of any act of God or war or other circumstance beyond their control, or by reason of any provision of any present or future law of the United States of America, or of any other governmental authority, or, in the case of the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party or any provision, present or future, of the Restated Certificate of Incorporation, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed. In addition, the Depositary, any Depositary's Agent and the Company shall not incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                 SECTION 5.03 Obligations of the Depositary, the Depositary's Agent and the Company. The Depositary, each Depositary's Agent and the Company do not assume any obligation, and none of them shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement and the Depositary shall not be liable for any action on inaction of the Company or the Registrar as the Depositary's Agent, and does not expressly assume liability for actions or inactions of any other Depositary's Agent.

                 The Depositary, each Depositary's Agent and the Company shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expense and liability be furnished as often as may be required.

                 The Depositary, each Depositary's Agent and the Company shall not be liable for any action or non-action by any of them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by each of them in good faith to be competent to give such advice or information. The Depositary, each Depositary's Agent and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by any of them to be genuine and to have been signed or presented by the proper party or parties.

                 The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith.

                 The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also be a depositary of the Company for any purpose, may loan money to the Company and its affiliates, may act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

                 SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal becoming effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 90 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and a combined capital and surplus of at least $20,000,000. If within such 90-day period no successor depositary shall have been so appointed by the Company and accepted appointment in the manner hereinafter provided, the Depositary may appoint a successor depositary who shall be qualified to so act as hereinbefore provided. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock to such successor and shall deliver to such successor a list of record holders of all outstanding Receipts. Any successor depositary shall promptly mail or cause to be mailed notice of its appointment to the record holders of Receipts.

                 Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

                 SECTION 5.05 Corporate Notices and Reports. The Company will transmit, or furnish to the Depositary for transmission, to the record holders of Receipts, at the address recorded on the Transfer Books, copies of all notices and reports furnished, or required by law to be furnished, by the Company, to its stockholders or to holders of the Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request for such purpose. In addition, the Depositary will transmit to the record holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

                 SECTION 5.06 Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, if such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is in effect as to such Stock.

                 SECTION 5.07 Indemnification by the Company. The Company agrees to indemnify the Depositary and the Registrar, if any, against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by the Depositary, the Registrar or any of their agents except for any liability or expense arising out of negligence, bad faith or willful misconduct, or (b) by the Company or any of its agents or any liability or expense which may arise out of or in connection with the registration of the Stock or the offer or sale to the public of the Stock or the offer or sale to the public of the Receipts except to the extent that such liability or expense arises out of information relating to the Depositary.

                 SECTION 5.08 Charges and Expenses. The Company agrees to pay all charges and expenses of the Depositary hereunder, and those of the Registrar, if any, other than (i) fees of the Depositary for the withdrawal of Stock pursuant to Section 2.06, (ii) taxes and other governmental charges which shall become payable with respect to the Receipts, the Depositary Preferred Shares or the Stock represented thereby (including transfer taxes, if any) except that the Company will pay any transfer taxes payable with respect to the initial delivery of Receipts and (iii) such telecopier and delivery charges incurred, at the election of a holder of Stock or Depositary Preferred Shares, for any delivery or communication from the Depositary to such holder. All charges and expenses referred to in clauses (i) through (iii) in the preceding sentence shall be paid by persons withdrawing Stock or holders of Receipts, as the case may be, except as otherwise provided in said clauses. Any other charges and expenses of the Depositary and any Depositary's Agent hereunder (including fees and expenses of counsel) will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for such charges and expenses to the Company once every three months.

         To the extent the fees of the Depositary are not to be paid by the Company pursuant to the foregoing provisions of this Section, the Depositary will charge the parties to whom Receipts or shares of Stock are delivered a fee of $25.00 for each transaction involving the withdrawal of Stock pursuant to
Section 2.06.


                                   ARTICLE VI

                            Amendment & Termination

                 SECTION 6.01 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees, taxes or charges (other than taxes, fees and charges provided for herein), or that shall otherwise prejudice any substantial existing rights of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every record holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to Sections 2.06 and 2.07 and Article III, of the holder of any Receipt to surrender such Receipt and receive therefor the Stock and other property represented thereby, except in order to comply with mandatory provisions of applicable law.

                 SECTION 6.02 Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notices for such termination, which notice shall direct the record holders of Receipts to surrender their Receipts to the Depositary for exchange as specified below.

         Upon termination of this Deposit Agreement, the record holders of outstanding Receipts shall exchange such Receipts for the underlying Stock or for shares of preferred stock issued upon any subdivision of the Stock. No fractional shares of Stock will be issued and in lieu thereof, each holder otherwise entitled to a fractional share of Stock shall be paid cash in an amount equal to the redemption value attributable to that fraction.

         If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall sell rights, preferences or privileges as provided in this Deposit Agreement, shall continue to collect dividends and other distributions pertaining to the Stock, and shall continue to deliver Stock together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights, preferences, privileges or other property in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Stock then held hereunder at public or private sale, at such place or places and upon such terms as the Company deems proper and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the record holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Within 60 days after the first anniversary of the date of such sale, the Depositary shall pay to the Company any of such net proceeds which shall not have been claimed by record holders of Receipts surrendering their Receipts therefor. After making such payment to the Company, the Depositary shall be discharged from all obligations under this Deposit Agreement and the remaining Receipt holders shall look to the Company for such proceeds relating to such Receipts. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and the Registrar under Sections 5.07 and 5.08 hereof.


                                  ARTICLE VII

                                 Miscellaneous

                 SECTION 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to the Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's corporate trust office, and the principal offices of the Depositary's Agents, by any record holder of a Receipt.

                 SECTION 7.02 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                 SECTION 7.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected, prejudiced or disturbed thereby.

                 SECTION 7.04 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier confirmed by letter, addressed to the Company at 284 South Avenue, Poughkeepsie, New York

12601, attention: Treasurer, or any other place to which the Company may have transferred its principal executive office.

                 Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier confirmed by letter, addressed to the Depositary at _______________________, New York, New York _____, attention: Corporate Trust Department, or to any other place to which the Depositary may have transferred the corporate trust office.

                 Any and all notices to be given to any record holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the Transfer Books, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                 Delivery of a notice sent by mail or by telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary and the Company may, however, act upon any telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telecopier message shall not subsequently be confirmed by letter as aforesaid.

                 SECTION 7.05 Depositary's Agents. The Depositary may with the prior consent of the Company from time to time appoint Depositary's Agents (which may include the Company) and vary or terminate the appointment of any Depositary's Agents. Any Depositary's Agent may be empowered to perform any of the functions and duties of the Depositary described in the Deposit Agreement, and may be entitled to the same rights and indemnifications pertaining to those functions and duties that are available to the Depositary. The rights and duties of any Depositary's Agent shall be defined in a written agreement among the Company, the Depositary and the Depositary's Agent.

                 SECTION 7.06 Holders of Receipts are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

                 SECTION 7.07 Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

                 SECTION 7.08 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Depositary Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Depositary Receipts.

                 IN WITNESS WHEREOF, CENTRAL HUDSON GAS & ELECTRIC CORPORATION and _______________________________ have duly executed this Agreement as of the day and year first above set forth and all holders of Depositary Receipts shall become parties hereto upon acceptance by them of Depositary Receipts issued in accordance with the terms hereof.


                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                                    By _______________________________________
                                                      [title]

                                    __________________________________________


                                    By _______________________________________
                                                      [title]

                                   EXHIBIT A

                             DEPOSITARY RECEIPT FOR
              ____________ CUMULATIVE PREFERRED STOCK[, SERIES __]
                                       OF
                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

              incorporated under the laws of the State of New York

                  This receipt is transferable in New York, NY





Number  . . . . . . . . . . . . . . . . . .  Depositary Preferred Shares
                                             (Each such share represents
                                             1/4 of a share of __________
                                             ____ Cumulative Preferred
                                             Stock, [Series __,] par
                                             value $100 per share)

                 1.  _______________________, a New York corporation, as
Depositary (the "Depositary"), hereby certifies that _________ is the registered owner of ______ Depositary Preferred Shares representing ____ Cumulative Preferred Stock[, Series __], par value $100 per share ("Stock"), of
Central Hudson Gas & Electric Corporation, incorporated under the laws of the State of New York (the "Company"). Each such Depositary
Preferred Share represents one-quarter of a share of Stock at the date hereof deposited at the corporate trust office of the Depositary. The rights, preferences and limitations of the Stock are set forth in the Company's Restated Certificate of Incorporation, as amended, copies of which are on file at the Depositary's corporate trust office in New York City.

                 2. The Deposit Agreement. The Depositary Receipts, of which this Receipt is one ("Receipt"), are made available upon the terms and conditions set forth in the Deposit Agreement dated as of _____________, 199__ (the "Deposit Agreement") among the Company, the Depositary and all holders from time to time of Receipts and the holder of this Receipt, by acceptance hereof, agrees to be bound thereby. The Deposit Agreement (copies of which are on file at the Depositary's corporate trust office in New York City) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited and any and all other property and cash from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern. Unless otherwise expressly provided herein, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

                 3. Redemption. Whenever the Company shall be obligated, or shall be permitted and shall elect, under the Company's Restated Certificate of Incorporation, as amended, to redeem shares of the Stock, the Depositary shall mail notice of such redemption and the simultaneous redemption of the Depositary Preferred Shares representing the Stock to be redeemed, not less than 30 nor more than 50 days prior to the date fixed for redemption, to the holders of record of Receipts representing the number of Depositary Preferred Shares to be redeemed. In case fewer than all the outstanding Depositary Preferred Shares are to be redeemed, the Depositary Preferred Shares to be redeemed shall be selected by lot or by a substantially equivalent method. Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it on such date), all dividends in respect of the Depositary Preferred Shares so called for redemption shall cease to accrue, said Depositary Preferred Shares shall be deemed no longer to be outstanding, all rights of the holders of Receipts with respect to such Depositary Preferred Shares (except the right to receive the redemption price) shall terminate, and, upon surrender in accordance with said notice of the Receipts representing any such Depositary Preferred Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Preferred Shares shall be redeemed by the Depositary at the redemption price therefor set forth in said notice. If fewer than all of the Depositary Preferred Shares represented by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt representing the Depositary Preferred Shares not called for redemption.

                 4. Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at its corporate trust office in New York City, or at such other offices as it may designate, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him, or upon his order, of any whole shares of Stock and any other property at the time represented hereby, provided, however, that in the event fractional shares of Stock would be created, the Depositary shall deliver a new Receipt for the Depositary Preferred Shares representing less than one share of Stock.

                 5. Transfers, Split-Ups, Combinations. This Receipt is transferable on the Transfer Books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt or Receipts to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Preferred Shares as the Receipt or Receipts surrendered.

                 6. Conditions to Signing and Delivery, Transfer, etc. of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary or any Depositary's Agent may require payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file any information, and to execute such certificates as the Depositary may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of shares of Stock upon withdrawal of such shares pending the payment by the holder of this Receipt of the fees of the Depositary relating to such withdrawal. The Depositary or the Company may withhold or delay the delivery of this Receipt, the transfer or exchange of this Receipt, the withdrawal of the Stock represented by the Depositary Preferred Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                 7. Suspension of Delivery, Transfer, etc. The deposit of Stock, the delivery of this Receipt against Stock or the transfer, surrender or exchange of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or for any other reason.

                 8. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this receipt or with respect to the Stock represented hereby, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt or any withdrawal of Stock represented by this Receipt may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Stock represented by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

                 9. Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that each certificate for such Stock is valid and that the person making such deposit is duly authorized so to do.

                 10. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which imposes any fees, taxes or charges (other than taxes, fees and charges provided for in the Deposit Agreement) or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment has been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 4, 7 and 8 hereof and of Sections 2.06 and 2.07 and Article III of the Deposit Agreement, of the owner of the Depositary Preferred Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                 11. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons withdrawing Stock, holders of Receipts or other persons.

                 To the extent the fees of the Depositary are not to be paid by the Company pursuant to Section 5.08 of the Deposit Agreement, the Depositary will charge the parties to whom Receipts or shares of Stock are delivered a fee of $25.00 for each transaction involving the withdrawal of Stock.

                 12. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Preferred Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that until this Receipt shall be transferred on the Transfer Books, the Depositary, any Depositary's Agent, and the Company may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

                 13. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make or cause to be made such distribution to the record holders of the Receipts as is attributable to the number of Depositary Preferred Shares held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

                 14. Subscription Rights, Preferences or Privileges. Whenever the Company shall offer to the record holders of the Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available to the holders of Receipts in such manner as the Company shall instruct.

                 15. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the record date shall be the record date fixed by the Company with respect to the Stock.

                 16. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or cause to be mailed to the record holders of Receipts a notice which shall contain a statement that the holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Company's Restated Certificate of Incorporation, as amended, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Preferred Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a record holder of a Receipt on such record date, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Stock represented by such Receipt in accordance with the instructions set forth in such request. The Company agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the record holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock underlying such Receipt.

                 17. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary, on instructions from the Company may treat any securities or other property (including cash) which shall be received by the Depositary in exchange for or in conversion of or in respect of the Stock as new deposited securities under the Deposit Agreement, and Receipts then outstanding shall thence forth represent the new deposited securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                 18. Reports: Inspection of Transfer Books. The Depositary will make available for inspection by record holders of Receipts at its corporate trust office and at such other places as it may deem advisable, any reports and communications issued by the Company which are made generally available to the holders of such Stock by the Company. The Depositary will also send or cause to be sent to record holders of Receipts copies of such other reports and financial statements furnished by the Company. The Depositary will keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the record holders of Receipts, to the same extent as a record holder of Stock may inspect books for the transfer of Stock.

                 19. Liability of the Depositary, the Depositary's Agents or the Company. The Depositary, the Depositary's Agents and the Company shall not incur any liability to any holder of any receipt, if by reason of any act of God or war or other circumstance beyond their control, or by reason of any provisions of any present or future law of any governmental authority, or, in the case of the Depositary or any Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended, the Depositary, the Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. In addition, the Depositary, the Depositary's Agent or the Company shall not incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

                 20. Obligations of the Depositary, the Depositary's Agents and the Company. The Depositary, the Depositary's Agents and the Company do not assume any obligation and none of them shall be subject to any liability under the Deposit Agreement to holders of Receipts, other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement and the Depositary shall not be liable for any action or inaction of the Company or the Registrar as the Depositary's Agent, and does not expressly assume liability for actions or inactions of any other Depositary's Agent.

                 The Depositary, the Depositary's Agents and the Company will not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expense and liability be furnished as often as may be required. The Depositary, the Depositary's Agents, and the Company will not be liable for any action or non-action by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by them in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Company will indemnify the Depositary and the Registrar against any liability which may arise out of acts performed or omitted, in accordance with the Deposit Agreement and of the Receipts (i) by the Depositary, the Registrar, or any of their agents, except for any liability arising out of their negligence, bad faith or willful misconduct, or (ii) by the Company or any of its agents or any liability which may arise out of or in connection with the registration of the Stock or the offer or sale to the public of the Stock or the offer or sale to the public of the Receipts except to the extent that such liability arises out of information relating to the Depositary.

                 21. Resignation and Removal of Depositary. The Depositary may at any time (i) resign by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (ii) be removed by the Company, effective upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

                 22. Termination of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and
5.08 of the Deposit Agreement.

                 If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

                 23. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

                 This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the signature or a facsimile signature of a duly authorized officer and, if a Registrar for the Receipts shall have been appointed by the signature of a duly authorized officer of such Registrar.

Dated:_____________________



                             __________________________________
                             _____________, Depositary



                             By _______________________________
                                      Authorized Officer